UNITED STATES OF AMERICA

BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

Written Agreement by and between

Docket No. 09-008-WA/RB-HC

FLORIDA COMMUNITY BANKS, INC.

Immokalee, Florida

and

FEDERAL RESERVE BANK

OF ATLANTA

Atlanta, Georgia

WHEREAS, Florida Community Banks, Inc., Immokalee, Florida, ("Florida

Community"), a registered bank holding company, owns and controls Florida Community Bank, Immokalee, Florida (the "Bank"), a state chartered nonmember bank, and various nonbank subsidiaries;

WHEREAS, it is the common goal of Florida Community and the Federal Reserve Bank of Atlanta (the "Reserve Bank") to maintain the financial soundness of Florida Community so that Florida Community may serve as a source of strength to the Bank;

WHEREAS, Florida Community and the Reserve Bank have mutually agreed to enter into this Written Agreement (the "Agreement"); and

WHEREAS, on February 11, 2009, the board of directors of Florida Community, at a duly constituted meeting, adopted a resolution authorizing and directing Stephen L. Price, Chief
                                  Executive Officer and President to enter into this Agreement on behalf of Florida Community and consenting to compliance with each and every provision of this Agreement by Florida

Community and its institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the

Federal Deposit Insurance Act, as amended (the "FD1 Act")(12 U.S.C. §§ 1813(u) and

1818 (b)(3)).

NOW, THEREFORE, Florida Community and the Reserve Bank agree as follows: Dividends

1.           (a)           Florida Community shall not declare or pay any dividends without the prior written approval of the Reserve Bank and the Director of the Division of Banking

Supervision and Regulation (the "Director") of the Board of Governors of the Federal Reserve System (the "Board of Governors").

(b)           Florida Community shall not directly or indirectly take dividends or any other form of payment representing a reduction in capital from the Bank without the prior written approval of the Reserve Bank.

(c)           Florida Community and its nonbank subsidiaries shall not make any distributions of interest, principal, or other sums on subordinated debentures or trust preferred securities without the prior written approval of the Reserve Bank and the Director.

(d) All requests for prior approval shall be received by the Reserve Bank at least 30 days prior to the proposed dividend declaration date, proposed distribution on subordinated debentures, and required notice of deferral on trust preferred securities. All requests shall contain, at a minimum, current and projected information on Florida Community's capital, earnings, and cash flow; the Bank's capital, asset quality, earnings, and allowance for loan and lease losses ("ALLL"); and identification of the sources of funds for the proposed payment or distribution. For requests to declare or pay dividends, Florida Community must also demonstrate that the requested declaration or payment of dividends is consistent with the Board of Governors' Policy Statement on the Payment of Cash Dividends by State Member Banks and Bank Holding Companies, dated November 14, 1985 (Federal Reserve Regulatory Service,

4-877 at page 4-323).

Debt and Stock Redemption

2.           (a)           Florida Community and any nonbank subsidiary shall not, directly or indirectly, incur, increase, or guarantee any debt without the prior written approval of the

Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b)           Florida Community shall not, directly or indirectly, purchase or redeem any shares of its stock without the prior written approval of the Reserve Bank.

Capital Plan

3.           Within 60 days of this Agreement, Florida Community shall submit to the

Reserve Bank an acceptable written plan to maintain sufficient capital at Florida Community, on a consolidated basis, and the Bank, as a separate legal entity on a stand-alone basis. The plan shall, at a minimum, address, consider, and include:

(a)           The consolidated organization's and the Bank's current and future capital requirements, including compliance with the Capital Adequacy Guidelines for Bank Holding Companies: Risk-Based Measure and Tier I Leverage Measure, Appendices A and D of

Regulation Y of the Board of Governors (12 C.F.R. Part 225, App. A and D) and the applicable capital adequacy guidelines for the Bank issued by the Bank's federal regulator;

(b)           the adequacy of the Bank's capital, taking into account the volume of classified credits, concentrations of credit, ALLL, current and projected asset growth, and projected retained earnings;

(c)           the source and timing of additional funds to fulfill the consolidated organization's and the Bank's future capital requirements;

(d)           supervisory requests for additional capital at the Bank or the requirements of any supervisory action imposed on the Bank by its federal or state regulator;

(e)           the requirements of section 225.4(a) of Regulation Y of the Board of

Governors (12 C.F.R. § 225.4(a)) that Florida Community serve as a source of strength to the Bank and any other insured depository institution of Florida Community; and

(f) procedures for Florida Community to: (i) notify the Reserve Bank, in writing, no more than 30 days after the end of any quarter in which Florida Community's consolidated capital ratios or the Bank's capital ratios (total risk-based, Tier 1 risk-based, or leverage) fall below the plan's minimum ratios; and (ii) submit simultaneously to the Reserve

Bank an acceptable written plan that details the steps Florida Community will take to increase its and the Bank's capital ratios above the plan's minimums.

Affiliate Transactions

4.           (a)           Florida Community shall take all necessary actions to ensure on-going compliance by the Bank with sections 23A and 23B of the Federal Reserve Act (12 U.S.C. §§ 371c and 371c-1) and Regulation W of the Board of Governors (12 C.F.R. Part 223) in all

transactions between the Bank and its affiliates, including but not limited to Florida Community and its nonbank subsidiaries.

(b)           Florida Community and its nonbank subsidiaries shall not cause the Bank or any other insured depository institution subsidiary of Florida Community to violate any provision of sections 23A and 23B of the Federal Reserve Act or Regulation W of the Board of Governors.

Regulatory Reports

5.           Within 60 days of this Agreement, Florida Community shall submit to the

Reserve Bank acceptable written procedures to strengthen and maintain internal controls to ensure that all required regulatory reports and notices filed with the Reserve Bank and Board of Governors are accurate and filed in accordance with the applicable instructions for preparation. Compliance with Laws and Regulations

6.           (a)           In appointing any new director or senior executive officer, or changing the responsibilities of any senior executive officer so that the officer would assume a different senior executive officer position, Florida Community shall comply with the notice provisions of section

32 of the FDI Act (12 U.S.C. § 1831 i) and Subpart H of Regulation Y of the Board of Governors (12 C.F.R. §§ 225.71 el seq.).

(b)           Florida Community shall comply with the restrictions on indemnification and severance payments of section 18(k) of the FDI Act (12 U.S.C. § 1828(k)) and Part 359 of the Federal Deposit Insurance Corporation's regulations (12 C.F.R. Part 359).

Progress Reports

7.            Within 30 days after the end of each calendar quarter following the date of this
                                   Agreement, the board of directors shall submit to the Reserve Bank written progress reports detailing the form and manner of all actions taken to secure compliance with the provisions of this Agreement and the results thereof, and a parent company only balance sheet, income statement, and, as applicable, a report of changes in stockholders' equity.

Approval and Implementation of Plan

8.           (a)           Florida Community shall submit a written capital plan that is acceptable to the Reserve Bank within the applicable time period set forth in paragraph 4 of this Agreement.

(b) Within 10 days of approval by the Reserve Bank, Florida Community shall adopt the approved capital plan. Upon adoption, Florida Community shall promptly implement the approved plan, and thereafter fully comply with it.

(c)           During the term of this Agreement, the approved capital plan shall not be amended or rescinded without the prior written approval of the Reserve Bank.

Communications

9.           All communications regarding this Agreement shall be sent to:

(a)           Mr. Steve Wise

Assistant Vice President

Federal Reserve Bank of Atlanta

1000 Peachtree Street, N.E.

Atlanta, Georgia                                30309-4470

(b)           Mr. Stephen L. Price

Chief Executive Officer and President

Florida Community Banks, Inc.

1400 North 15`h Street

Immokalee, Florida                                          34142

Miscellaneous

1           0,           Notwithstanding any provision of this Agreement, the Reserve Bank may, in its sole discretion, grant written extensions of time to Florida Community to comply with any provision of this Agreement.

1           1           The provisions of this Agreement shall be binding upon Florida Community and its institution-affiliated parties, in their capacities as such, and their successors and assigns.

12.           Each provision of this Agreement shall remain effective and enforceable until stayed, modified, terminated, or suspended in writing by the Reserve Bank.

13.           The provisions of this Agreement shall not bar, estop, or otherwise prevent the

Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action affecting Florida Community, the Bank, any nonbank subsidiary of Florida

Community, or any of their current or former institution-affiliated parties and their successors and assigns.

14.           Pursuant to section 50 of the FDI Act (12 U.S.C. § 1831 aa), this Agreement is enforceable by the Board of Governors under section 8 of the FDI Act (12 U.S.C. § 1818).

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the 13th  day of February 2009.

FLORIDA COMMUNITY                                                                         FEDERAL RESERVE BANK

BANKS, INC.                                                                         OF ATLANTA

By:                                                                         Bv:

Stephen L. Price                                                                         Steve Wise

Chief Executive Officer and President                                                                         Assistant Vice President